UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Reference is hereby made to the information set forth under Item 2.03 of this Current Report on Form 8-K. The disclosure contained in Item 2.03 is hereby incorporated by reference in its entirety into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2010, two subsidiaries of Hypercom Corporation (the “Company”) and Bank of America, N.A. (the “Bank”) entered into an amendment (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”) among the parties, dated January 15, 2008, and the accompanying fee letter. Pursuant to the Amendment, all amounts outstanding under the Loan Agreement will now be due on January 14, 2012 (previously January 15, 2011). In addition, the revolving credit facility under the Loan Agreement is set at a maximum of up to $25.0 million (previously up to $40.0 million if certain conditions were met). The interest rates under the Loan Agreement remain unchanged by the Amendment and there are no other material changes to the Loan Agreement pursuant to the Amendment. The Company’s subsidiaries that are borrowers under the Loan Agreement are required to pay a $25,000 amendment fee to the Bank.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment, a copy of which is attached to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.                                Exhibit

10.1
Second Amendment To Loan And Security Agreement And First Amendment To Fee Letter, dated as of December 30, 2010, by and among Bank of America, N.A., Hypercom U.S.A., Inc., and Hypercom Manufacturing Resources, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: January 5, 2011                                                                   /s/ Thomas B. Sabol
Thomas B. Sabol
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.                                Exhibit

10.1
Second Amendment To Loan And Security Agreement And First Amendment To Fee Letter, dated as of December 30, 2010, by and among Bank of America, N.A., Hypercom U.S.A., Inc., and Hypercom Manufacturing Resources, Inc.